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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS INCLUDING FFO GUIDANCE
INCREASE, DIVIDEND INCREASE AND STRONG OPERATING PERFORMANCE

        Santa Monica, CA (10/28/14)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2014 which included funds from operations ("FFO") diluted of $132.5 million or $.88 per share-diluted compared to $129.6 million or $.86 per share-diluted for the quarter ended September 30, 2013. Net income attributable to the Company was $35.9 million or $.25 per share-diluted for the quarter ended September 30, 2014 compared to net income attributable to the Company for the quarter ended September 30, 2013 of $38.1 million or $.27 per share-diluted. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio increased 4.0% for the year ended September 30, 2014 to $571 compared to $549 for the year ended September 30, 2013. On a comparable mall basis tenant sales increased to $569 up from $567 at September 30, 2013.

  •
  The releasing spreads for the year ended September 30, 2014 were up 20.5%.

  •
  Mall portfolio occupancy was 95.6% at September 30, 2014 compared to 93.7% at September 30, 2013. On a same center basis, occupancy was up 1.3% at 95.6% compared to 94.3% at September 30, 2013.

  •
  During the quarter the Company entered into a joint venture to redevelop The Gallery mall in downtown Philadelphia.

  •
  The Company announced the sale of South Towne Center in Sandy, Utah.

  •
  On October 23, 2014 the Company increased the quarterly dividend to $.65 per share.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another solid quarter for us, as we maintained our positive leasing momentum, recording both further occupancy gains and continued double-digit releasing spreads. We also continued to execute on our strategy of fine-tuning the portfolio through opportunistic dispositions of non-core assets with the proceeds recycled into our highly value-creative redevelopment pipeline. Within the pipeline, we made additional pre-leasing progress across the various in-process projects and added to our stable of future projects with the July acquisition of a 50% joint venture position in The Gallery."

Developments:

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, construction continues on the multifamily and hotel components of this mixed use project which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 527,000 square foot office tower with major tenants Intelsat and Deloitte which opened in August. The office building is currently over 74% leased. A 30-story, 430-unit luxury residential tower; and a 300-room Hyatt Regency hotel are under construction with completion slated in early 2015. A new Metro station, contiguous and connected to the center, opened in July, 2014.

        At Fashion Outlets of Niagara Falls, a 175,000 square foot expansion is in progress. The expansion is currently 84% leased and the center is 91% leased. The project is now open with a grand opening celebration set for November 6, 2014.

        At Santa Monica Place, the Company has obtained final City approvals to proceed with the addition of a 48,000 square foot ArcLight Cinemas which is expected to be completed in fall 2015.

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion is underway. This 776,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus and in 2013 had over $725 per square foot in annual tenant sales. The expansion will open in phases starting in fall 2015.

        At both Los Cerritos Center and Scottsdale Fashion Square, expansions are underway to add a Dick's Sporting Goods store and a Harkins Theatre. Both projects are slated for completion in the second half of 2015.

Acquisitions:

        In July, the Company announced a joint venture partnership to redevelop The Gallery in downtown Philadelphia. Under the terms of the agreement, Macerich acquired a 50% common ownership interest in The Gallery for $106.5 million. Macerich and PREIT will jointly handle the development, leasing and management of The Gallery. Costs related to the future development will be split 50/50 between the companies.

        The Gallery, consisting of approximately 1,400,000 square feet of retail and office space, is located in the heart of Philadelphia, strategically positioned where mass transit, tourism, the residential population and employment base converge. The joint venture redevelopment is expected to build upon the offerings of the previously announced Century 21 anchor transaction and realize the partnerships vision to create Philadelphia's only transit-oriented, retail anchored, multi-use property offering accessible luxury retailing and artisan food experiences.

Dispositions:

        The Company is under contract to sell South Towne Center in Sandy, Utah for $205 million. The 1.2 million square foot mall has annual tenant sales of $344 per square foot. The transaction is expected to close in early November 2014. This disposition is consistent with the Company's stated strategy of selling non-core assets and redeploying the proceeds into its development pipeline.

2014 Earnings Guidance:

        Management is increasing its previously provided diluted EPS and FFO per share guidance for 2014 and narrowing the range.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

	Previous 2014 range	Current 2014 range
Diluted EPS	$ .98 - $ 1.08	$ 1.80 - $ 1.86
Plus: real estate depreciation and amortization	2.62 - 2.62	2.68 - 2.68
Less: gain on sale of dispositions	(.10) - (.10)	(.91) - (.91)

Diluted FFO per share	$ 3.50 - $ 3.60	$ 3.57 - $ 3.63

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, currently celebrating 20 years of trading on the NYSE, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 57 million square feet of real estate consisting primarily of interests in 53 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago, and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section). The call begins Wednesday October 29, 2014 at 10:30 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

        (See attached tables)

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$150,395	$152,005	$0	$(6,746)	$150,395	$145,259
Percentage rents	4,072	4,311	—	(200)	4,072	4,111
Tenant recoveries	90,059	90,854	—	(3,636)	90,059	87,218
Management Companies' revenues	8,352	10,742	—	—	8,352	10,742
Other income	10,614	11,168	—	(344)	10,614	10,824

Total revenues	263,492	269,080	0	(10,926)	263,492	258,154

Shopping center and operating expenses	85,352	87,459	—	(4,110)	85,352	83,349
Management Companies' operating expenses	21,508	23,036	—	—	21,508	23,036
REIT general and administrative expenses	5,339	5,955	—	—	5,339	5,955
Depreciation and amortization	89,741	92,221	—	(3,785)	89,741	88,436
Interest expense	47,803	53,711	—	(4,108)	47,803	49,603
Loss (gain) on extinguishment of debt, net	46	(1,395)	—	1,401	46	6

Total expenses	249,789	260,987	—	(10,602)	249,789	250,385
Equity in income of unconsolidated joint ventures	16,935	35,161	—	—	16,935	35,161
Co-venture expense(b)	(2,144)	(2,053)	—	—	(2,144)	(2,053)
Income tax benefit	689	543	—	—	689	543
Gain (loss) on remeasurement, sale or write down of assets, net	9,561	(919)	—	9,168	9,561	8,249

Income from continuing operations	38,744	40,825	0	8,844	38,744	49,669

Discontinued operations:
Loss on sale, disposition or write down of assets, net	—	—	—	(7,767)	—	(7,767)
Loss from discontinued operations	—	—	—	(1,077)	—	(1,077)

Total loss from discontinued operations	—	—	—	(8,844)	—	(8,844)

Net income	38,744	40,825	—	—	38,744	40,825
Less net income attributable to noncontrolling interests	2,830	2,702	—	—	2,830	2,702

Net income attributable to the Company	$35,914	$38,123	$0	$0	$35,914	$38,123

Average number of shares outstanding—basic	140,916	140,712			140,916	140,712

Average shares outstanding, assuming full conversion of OP Units(c)	151,027	150,334			151,027	150,334

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	151,171	150,395			151,171	150,395

Per share income—diluted before discontinued operations					$0.25	$0.33

Net income per share—basic	$0.25	$0.27			$0.25	$0.27

Net income per share—diluted	$0.25	$0.27			$0.25	$0.27

Dividend declared per share	$0.62	$0.58			$0.62	$0.58

FFO—basic(c)(d)	$132,520	$129,573			$132,520	$129,573

FFO—diluted(c)(d)	$132,520	$129,573			$132,520	$129,573

FFO per share—basic(c)(d)	$0.88	$0.86			$0.88	$0.86

FFO per share—diluted(c)(d)	$0.88	$0.86			$0.88	$0.86

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$451,248	$451,919	$0	$(29,427)	$451,248	$422,492
Percentage rents	9,295	11,486	—	(877)	9,295	10,609
Tenant recoveries	264,909	263,486	—	(15,629)	264,909	247,857
Management Companies' revenues	25,248	31,193	—	—	25,248	31,193
Other income	31,638	36,678	—	(1,494)	31,638	35,184

Total revenues	782,338	794,762	0	(47,427)	782,338	747,335

Shopping center and operating expenses	257,583	257,576	—	(16,941)	257,583	240,635
Management Companies' operating expenses	65,185	69,003	—	—	65,185	69,003
REIT general and administrative expenses	17,339	18,672	—	—	17,339	18,672
Depreciation and amortization	266,199	279,364	—	(15,332)	266,199	264,032
Interest expense	139,941	161,847	—	(12,187)	139,941	149,660
Loss (gain) on extinguishment of debt, net	405	(3,339)	—	1,401	405	(1,938)

Total expenses	746,652	783,123	—	(43,059)	746,652	740,064
Equity in income of unconsolidated joint ventures	44,607	145,477	—	—	44,607	145,477
Co-venture expense(b)	(6,175)	(6,232)	—	—	(6,175)	(6,232)
Income tax benefit	3,759	2,263	—	—	3,759	2,263
(Loss) gain on remeasurement, sale or write down of assets, net	(1,504)	145,023	—	(132,744)	(1,504)	12,279

Income from continuing operations	76,373	298,170	0	(137,112)	76,373	161,058

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	134,145	—	134,145
Income from discontinued operations	—	—	—	2,967	—	2,967

Total income from discontinued operations	—	—	—	137,112	—	137,112

Net income	76,373	298,170	—	—	76,373	298,170
Less net income attributable to noncontrolling interests	6,552	22,958	—	—	6,552	22,958

Net income attributable to the Company	$69,821	$275,212	$0	$0	$69,821	$275,212

Average number of shares outstanding—basic	140,859	139,219			140,859	139,219

Average shares outstanding, assuming full conversion of OP Units(c)	150,932	149,140			150,932	149,140

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	151,048	149,241			151,048	149,241

Per share income—diluted before discontinued operations					$0.49	$1.05

Net income per share—basic	$0.49	$1.97			$0.49	$1.97

Net income per share—diluted	$0.49	$1.97			$0.49	$1.97

Dividend declared per share	$1.86	$1.74			$1.86	$1.74

FFO—basic(c)(d)	$383,906	$386,951			$383,906	$386,951

FFO—diluted(c)(d)	$383,906	$386,951			$383,906	$386,951

FFO per share—basic(c)(d)	$2.54	$2.59			$2.54	$2.59

FFO per share—diluted(c)(d)	$2.54	$2.59			$2.54	$2.59

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  (a)
  In April 2014, the Financial Accounting Standards Board issued guidance that amends the definition of discontinued operations by limiting discontinued operations reporting to disposals that represent strategic shifts that have, or will have, a major effect on an entity's operations and financial results. Previously, the Company had reported all disposed properties as discontinued operations. The Company early adopted this accounting pronouncement in the first quarter of 2014. As a result, the Company's results of operations for all 2014 property disposals are presented within income from continuing operations in the consolidated statements of operations.

  (b)
  This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

  (c)
  The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

  (d)
  The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

  FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$35,914	$38,123	$69,821	$275,212
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	2,571	2,362	4,990	19,605
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(9,561)	919	1,504	(145,023)
plus gain on undepreciated asset sales—consolidated assets	797	—	919	2,238
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	—	—	(39)	3,163
Loss (gain) on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	393	(18,062)	3,765	(91,077)
plus (loss) gain on undepreciated asset sales—unconsolidated entities (pro rata)	—	(51)	—	433
Depreciation and amortization on consolidated assets	89,741	92,221	266,199	279,364
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,435)	(5,276)	(16,281)	(14,414)
Depreciation and amortization on joint ventures (pro rata)	20,999	22,323	61,326	66,470
Less: depreciation on personal property	(2,899)	(2,986)	(8,298)	(9,020)

Total FFO—basic and diluted	$132,520	$129,573	$383,906	$386,951

Reconciliation of EPS to FFO per diluted share(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Earnings per share—diluted	$0.25	$0.27	$0.49	$1.97
Per share impact of depreciation and amortization of real estate	0.68	0.70	2.02	2.16
Per share impact of gain on remeasurement, sale or write down of assets	(0.05)	(0.11)	0.03	(1.54)

FFO per share—diluted	$0.88	$0.86	$2.54	$2.59

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$35,914	$38,123	$69,821	$275,212
Interest expense—consolidated assets	47,803	53,711	139,941	161,847
Interest expense—unconsolidated entities (pro rata)	16,152	16,045	49,806	51,894
Depreciation and amortization—consolidated assets	89,741	92,221	266,199	279,364
Depreciation and amortization—unconsolidated entities (pro rata)	20,999	22,323	61,326	66,470
Noncontrolling interests in OP	2,571	2,362	4,990	19,605
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(8,747)	(8,269)	(25,089)	(23,010)
Loss (gain) on extinguishment of debt—consolidated entities	46	(1,395)	405	(3,339)
Gain on extinguishment of debt—unonsolidated entities (pro rata)	—	(352)	—	(352)
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(9,561)	919	1,504	(145,023)
Loss (gain) on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	393	(18,062)	3,765	(91,077)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	—	—	(39)	3,163
Income tax benefit	(689)	(543)	(3,759)	(2,263)
Distributions on preferred units	184	184	551	551

EBITDA(e)	$194,806	$197,267	$569,421	$593,042

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
EBITDA(e)	$194,806	$197,267	$569,421	$593,042
Add: REIT general and administrative expenses	5,339	5,955	17,339	18,672
Management Companies' revenues	(8,352)	(10,742)	(25,248)	(31,193)
Management Companies' operating expenses	21,508	23,036	65,185	69,003
Straight-line and above/below market adjustments to minimum rents of comparable centers	(3,333)	(3,357)	(6,013)	(8,852)
EBITDA of non-comparable centers	(19,409)	(28,808)	(62,231)	(101,988)

Same Centers—NOI(f)	$190,559	$183,351	$558,453	$538,684

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
MACERICH ANNOUNCES QUARTERLY RESULTS INCLUDING FFO GUIDANCE INCREASE, DIVIDEND INCREASE AND STRONG OPERATING PERFORMANCE
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)